                                                                  EXHIBIT (3)(i)

                     ARTICLES OF ORGANIZATION FOR PROGRAM A

C&S 700 (Rev. 8/97)
--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
================================================================================
                                             (FOR BUREAU USE ONLY)
Date Received
                                                     FILED
                                                  JUN 03 1998

                                                 Administrator
                                    MI DEPT OF CONSUMER & INDUSTRY SERVICES
                               CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
===============================
IRIS K LINDER
-------------------------------
1000 MICHIGAN NATIONAL TOWER
-------------------------------
LANSING MI 48933               EFFECTIVE DATE:
================================================================================

DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE
                                                                 ---------------
                                                                 B        32-050
                                                                 ---------------
                            ARTICLES OF ORGANIZATION
                 FOR USE BY DOMESTIC LIMITED LIABILITY COMPANIES
             (Please read information and instructions on last page)

   Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I

--------------------------------------------------------------------------------
The name of the limited liability company is: WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.
--------------------------------------------------------------------------------

ARTICLE II
--------------------------------------------------------------------------------
The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.
--------------------------------------------------------------------------------

ARTICLE III
--------------------------------------------------------------------------------
The duration of the limited liability company is:  until December 31, 2035
--------------------------------------------------------------------------------

ARTICLE IV
--------------------------------------------------------------------------------
1.    The address of the registered office is:

      4660 South Hagadorn Road, Suite 230, East Lansing, MI 48823

2.    The mailing address of the registered office if different than above:

      n/a

3. The name of the resident agent at the registered office is: George H. Arbaugh, Jr.
--------------------------------------------------------------------------------

ARTICLE V
--------------------------------------------------------------------------------
The business of the limited liability company shall be managed by a manager, consistent with the requirements of the Operating Agreement.
--------------------------------------------------------------------------------

                       Signed this 30TH day of May, 1998.

                            WOLVERINE ENERGY, L.L.C.


                            By:       //George H. Arbaugh, Jr.//
                               ---------------------------------------
                               George H. Arbaugh, Jr., Manager

                                       47